Exhibit 28.5

MONTHLY SERIES 2000-1 CERTIFICATEHOLDERS’ STATEMENT

BANK ONE, DELAWARE, NATIONAL ASSOCIATION

WACHOVIA CREDIT CARD MASTER TRUST

Listed below is the information which is required to be prepared with respect to the distribution date of March 15, 2004 and with
	respect to the performance of the Trust during the related Monthly period.

	Capitalized terms used in this Statement have their respective meanings set forth in the Pooling and Servicing Agreement.

D.	Information Regarding the Current Monthly Distribution (Stated on the Basis of $1,000 Original Certificate Principal Amount)

	1.	The amount of the current monthly distribution in respect of Class A Monthly Principal	$0.00

	2.	The amount of the current monthly distribution in respect of Class B Monthly Principal	$0.00

	3.	The amount of the current monthly distribution in respect of Collateral Monthly Principal	$0.00

	4.	The amount of the current monthly distribution in respect of Class A Monthly Interest	$0.93

	5.	The amount of the current monthly distribution in respect of Class A Deficiency Amounts	$0.00

	6.	The amount of the current monthly distribution in respect of Class A Additional Interest	$0.00

	7.	The amount of the current monthly distribution in respect of Class B Monthly Interest	$1.11

	8.	The amount of the current monthly distribution in respect of Class B Deficiency Amounts	$0.00

	9.	The amount of the current monthly distribution in respect of Class B Additional Interest	$0.00

	10.	The amount of the current monthly distribution in respect of Collateral Monthly Interest	$1.42

	11.	The amount of the current monthly distribution in respect of any accrued and unpaid Collateral Monthly Interest	$0.00

E.	Information Regarding the Performance of the Trust

	1.	Collection of Principal Receivables

		(a)	The aggregate amount of Collections of Principal Receivables processed during the related Monthly Period which were allocated in respect of the Class A Certificates	$58,191,415.41

		(b)	The aggregate amount of Collections of Principal Receivables processed during the related Monthly Period which were allocated in respect of the Class B Certificates	$4,792,234.21

		(c)	The aggregate amount of Collections of Principal Receivables processed during the related Monthly Period which are allocated in respect of the Collateral Interest	$5,476,839.10

	2.	Principal Receivables in the Trust

		(a)	The aggregate amount of Principal Receivables in the Trust as of the end of the day on the last day of the related Monthly Period	$2,557,725,604.98

	(b)	The amount of Principal Receivables in the Trust represented by the Investor Interest of Series 2000-1 as of the end of the day on the last day of the related Monthly Period	$750,000,000.00

	(c)	The amount of Principal Receivables in the Trust represented by the Series 2000-1 Adjusted Investor Interest as of the end of the day on the last day of the related Monthly Period	$750,000,000.00

	(d)	The amount of Principal Receivables in the Trust represented by the Class A Investor Interest as of the end of the day on the last day of the related Monthly Period	$637,500,000.00

	(e)	The amount of Principal Receivables in the Trust represented by the Class A Adjusted Investor Interest as of the end of day on the last day of the related Monthly Period	$637,500,000.00

	(f)	The amount of Principal Receivables in the Trust represented by the Class B Investor Interest as of the end of the day on the last day of the related Monthly Period	$52,500,000.00

	(g)	The amount of Principal Receivables in the Trust represented by the Collateral Interest as of the end of the date on the last day of the related Monthly Period	$60,000,000.00

	(h)	The Floating Investor Percentage with respect to the related Monthly Period	28.7232%

	(i)	The Class A Floating Allocation with respect to the related Monthly Period	85.0000%

	(j)	The Class B Floating Allocation with respect to the related Monthly Period	7.0000%

	(k)	The Collateral Floating Allocation with respect to the related Monthly Period	8.0000%

	(l)	The Fixed Investor Percentage with respect to the related Monthly Period	28.7232%

	(m)	The Class A Fixed Allocation with respect to the related Monthly Period	85.0000%

	(n)	The Class B Fixed Allocation with respect to the related Monthly Period	7.0000%

	(o)	The Collateral Fixed Allocation with respect to the related Monthly Period	8.0000%

3.	Delinquent Balances

	The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last day of the related Monthly Period:

	Aggregate Account Balance	Percentage of Total Receivables
(a) 30—59 days:	$26,989,149.06	1.0348%

(b) 60—89 days:	$19,469,250.78	0.7464%

(c) 90—or more days:	$42,606,159.15	1.6335%

Total:	$89,064,558.99	3.4147%

4.	Investor Default Amount

	(a)	The Aggregate Investor Default Amount for the related Monthly Period	$4,144,735.23

	(b)	The Class A Investor Default Amount for the related Monthly Period	$3,523,024.95

	(c)	The Class B Investor Default Amount for the related Monthly Period	$290,131.47

	(d)	The Collateral Default Amount for the related Monthly Period	$331,578.82

5.	Investor Charge Offs

	(a)	The aggregate amount of Class A Investor Charge-Offs for the related Monthly Period Monthly Period	$0.00

	(b)	The aggregate amount of Class A Investor Charge-Offs set forth in 5 (a) above per $1,000 of original Certificate principal amount	$0.00

	(c)	The aggregate amount of Class B Investor Charge-Offs for the related Monthly Period	$0.00

	(d)	The aggregate amount of Class B Investor Charge-Offs set forth in 5 (c) above per $1,000 of original certificate principal amount	$0.00

	(e)	The aggregate amount of Collateral Charge-Offs for the related Monthly Period	$0.00

	(f)	The aggregate amount of Collateral Charge-Offs set forth in 5 (e) above per $1,000 of original certificate principal amount	$0.00

	(g)	The aggregate amount of Class A Investor Charge-Offs reimbursed on the Transfer Date immediately preceding this Distribution Date	$0.00

	(h)	The aggregate amount of Class A Investor Charge-Offs set forth in 5 (g) above per $1,000 original certificate principal amount reimbursed on the Transfer Date immediately preceding this Distribution Date	$0.00

	(i)	The aggregate amount of Class B Investor Charge-Offs reimbursed on the Transfer Date immediately preceding this Distribution Date	$0.00

	(j)	The aggregate amount of Class B Investor Charge-Offs set forth in 5 (i) above per $1,000 original certificate principal amount reimbursed on the Transfer Date immediately preceding this Distribution Date	$0.00

	(k)	The aggregate amount of Collateral Charge-Offs reimbursed on the Transfer Date immediately preceding this Distribution Date	$0.00

	(l)	The aggregate amount of Collateral Charge-Offs set forth in 5(k) above per $1,000 original certificate principal amount reimbursed on the Transfer Date immediately preceding Distribution Date	$0.00

6.	Investor Servicing Fee

	(a)	The amount of the Class A Servicing Fee payable by the Trust to the Servicer for the related Monthly Period	$265,625.00

	(b)	The amount of the Class B Servicing Fee payable by the Trust to the Servicer for the related Monthly Period	$21,875.00

	(c)	The amount of the Collateral Interest Servicing Fee payable by the Trust to the Servicer for the related Monthly Period	$25,000.00

7.	Reallocations

	(a)	The amount of Reallocated Collateral Principal Collections with respect to this Distribution Date	$0.00

	(b)	The amount of Reallocated Class B Principal Collections with respect to this Distribution Date	$0.00

	(c)	The Collateral Interest as of the close of business on this Distribution Date	$60,000,000.00

	(d)	The Class B Investor Interest as of the close of business on this Distribution Date	$52,500,000.00

8.	Collection of Finance Charge Receivables

	(a)	The aggregate amount of Collections of Finance Charge Receivables processed during the related Monthly Period which were allocated in respect of the Class A Certificate	$8,790,553.06

	(b)	The aggregate amount of Collections of Finance Charge Receivables processed during the related Monthly Period which were allocated in respect of the Class B Certificates	$723,927.90

	(c)	The aggregate amount of Collections of Finance Charge Receivables processed during the related Monthly Period which were allocated in respect of the Collateral Interest	$827,346.17

9.	Principal Funding Amount

	(a)	The principal amount on deposit in the Principal Funding Account on the related Transfer Date	$0.00

	(b)	The Accumulation Shortfall with respect to the related Monthly Period	$0.00

	(c)	The Principal Funding Investment Proceeds deposited in the Finance Charge Account on the related Transfer Date	$0.00

	(d)	The amount of all or the portion of the Reserve Draw Amount deposited in the Finance Charge Account on the related Transfer Date from the Reserve Account	$0.00

	10.	Reserve Draw Amount		$0.00

	11.	Available Funds

		(a)	The amount of Class A Available Funds on deposit in the Finance Charge Account on the related Transfer Date	$8,790,553.06

		(b)	The amount of Class B Available Funds on deposit in the Finance Charge Account on the related Transfer Date	$723,927.90

		(c)	The amount of Collateral Available Funds on deposit in the Finance Charge Account on the related Transfer Date	$827,346.17

	12.	Portfolio Yield

		(a)	The Portfolio Yield for the related Monthly Period	10.9153%

		(b)	The Portfolio Adjusted Yield for the related Monthly Period	6.9945%

F.	Floating Rate Determinations

	1.	LIBOR for the interest Period ending on this Distribution Date		1.09438%

BANK ONE, DELAWARE NATIONAL ASSOCIATION SERVICER

By:	/s/ RANDY J. REDCAY
Name: Randy J. Redcay
Title: First Vice President